Exhibit 16.1

July 26, 2010

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Garb Oil & Power Corporation pertaining to our firm included under Item 4.01 of Form 8-K/A dated June 24, 2010, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ HJ &Associates, LLC

HJ & Associates, LLC